Securities and Exchange Commission

Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2009 (August 27, 2009)

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Hawk Systems, Inc.

(Name of Registrant as specified in its charter)

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Delaware	000-49864	65-1089222
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800-West Tower, West Palm Beach, FL 33401   (561) 515-6113

(Address and telephone number of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On August 27, 2009 (the “Effective Date”), Hawk Systems, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Michael Golden pursuant to which Mr. Golden agreed to manage the Company’s Hawk Telematics division as division President, develop the Company’s intellectual property, bringing to market Hawk Telematics products, and assist the Company in corporate matters relating to the intellectual property .

Pursuant to the terms of the Agreement, Mr. Golden is entitled to receive $20,000 per month for services rendered and a signing bonus equal to $60,000, payable at the rate of $20,000 per month for three months commencing on September 1, 2009. Additionally, the Agreement provides Mr. Golden is entitled to receive a five-year warrant to purchase 975,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) (calculated on a post reverse split basis or 5,850,000 shares of Common Stock on a pre-split basis) at an exercise price equal to the fair market value of the Common Stock on the date of grant (the “Warrant”). The Agreement’s terms provide that the Warrant will be fully vested as of the date of grant. In addition to the foregoing, on the one year anniversary of the Agreement, Mr. Golden is entitled to receive an additional five-year warrant (the “Bonus Warrant”) to purchase 487,500 shares of Common Stock (calculated on a post reverse split basis or 2,925,000 shares of Common Stock on a pre-split basis) at an exercise price equal to the fair market value of the Common Stock on the date of grant (the “Bonus Warrant”). The Agreement provides the Bonus Warrant will be fully vested on the date of grant.

The term of the Agreement is one (1) year commencing on the Effective Date and may be extended for an additional one (1) year period at the option of the Company. Either party has the right to terminate the Agreement by delivery of written notice to the non-terminating party at least thirty (30) days prior to the termination date.

The description of the Agreement is qualified in its entirety by the full text of the Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits. The following exhibit is furnished pursuant to Item 1.01:

10.1

Consulting Agreement by and between Hawk Systems, Inc. and Michael Golden dated August 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hawk Systems, Inc.

Date:	September 9, 2009		/s/ ROBERT MCCANN
		By:	Robert McCann, CEO

EXHIBIT INDEX

10.1

Consulting Agreement by and between Hawk Systems, Inc. and Michael Golden dated August 27, 2009.

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